Exhibit 10.1

JOINDER AND FIRST AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS JOINDER AND FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated February 12, 2013, is made and entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), IES RENEWABLE ENERGY, LLC, a Delaware limited liability company (“New Borrower”), INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation; IES COMMERCIAL & INDUSTRIAL, LLC, a Delaware limited liability company; IES COMMERCIAL, INC., a Delaware corporation; IES MANAGEMENT, LP, a Texas limited partnership; IES MANAGEMENT ROO, LP, a Texas limited partnership; IES PURCHASING & MATERIALS, INC., a Delaware corporation; IES RESIDENTIAL, INC., a Delaware corporation; INTEGRATED ELECTRICAL FINANCE, INC., a Delaware corporation; (each, individually an “Existing Borrower”, and collectively, the “Existing Borrowers”; and together with New Borrower, each, individually a “Borrower”, and collectively, the “Borrowers”), IES CONSOLIDATION, LLC, a Delaware limited liability company; IES PROPERTIES, INC., a Delaware corporation; IES SHARED SERVICES, INC., a Delaware corporation; IES TANGIBLE PROPERTIES, INC., a Delaware corporation; KEY ELECTRICAL SUPPLY, INC., a Texas corporation; IES OPERATIONS GROUP, INC., a Delaware corporation and ICS HOLDINGS LLC, an Arizona limited liability company (each, individually a (“Guarantor”), and collectively, the “Guarantors”).

RECITALS

A. WHEREAS, Borrowers and Lender have entered into that certain Credit and Security Agreement dated as of August 9, 2012 (as the same may be amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. WHEREAS, Borrowers have requested that Lender (i) make a $5,000,000 term loan to Borrowers and (ii) amend certain provisions in the Credit Agreement.

C. WHEREAS, Lender has agreed to make a $5,000,000 term loan to Borrowers and amend the provisions to the Credit Agreement requested by Borrowers on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I.

AMENDMENT

Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

1.01 Amendment to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Term Loan. Subject to the terms and conditions of this Agreement, on the First Amendment Closing Date Lender agrees to make a term loan (“Term Loan”) to Borrowers in an amount equal to the Term Loan Amount. The principal of the Term Loan shall be repaid on the first day of each calendar

IES – FIRST AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

month beginning on the first calendar month after the First Amendment Closing Date, in monthly principal installments equal to $208,333.33, which amount is sufficient to fully amortize the principal balance of the Term Loan Amount over an assumed term of twenty-four (24) months until February 12, 2015 (the “Term Loan Maturity Date”). The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (i) the Term Loan Maturity Date or (ii) the Termination Date. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed.”

1.02 Amendment to Section 2.4(e). Section 2.4(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Optional Prepayment of Term Loan. Borrowers may, upon at least three (3) Business Days prior written notice to Lender, prepay the principal of the Term Loan, in whole or in part. Each prepayment of principal made pursuant to this Section 2.4(e) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and the prepayment fee described in Section 2.12 and Schedule 2.12. So long as no Default or Event of Default shall have occurred, each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Term Loan Maturity Date shall constitute an installment).”

1.03 Amendment to Section 2.4(f). Section 2.4(f) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(f) Mandatory Prepayment. If, at any time, (i) the Revolver Usage exceeds (A) the Borrowing Base or (B) the Maximum Revolver Amount, less Reserves (in accordance with Section 2.1(c)) at such time or (ii) (A) the sum of the outstanding principal balance of the Term Loan on such date plus the Revolver Usage on such date exceeds (B) the Maximum Credit, less Reserves (in accordance with Section 2.1(c)) at such time (such excess amount described in clauses (i) and (ii) being referred to as the “Overadvance Amount”), then Borrowers shall immediately upon demand prepay the Obligations in an aggregate amount equal to the Overadvance Amount. If payment in full of the outstanding revolving loans is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base, Borrowers shall maintain Letter of Credit Collateralization of the outstanding Letter of Credit Usage sufficient to eliminate the Overadvance Amount. Lender shall not be obligated to provide any Advances during any period that an Overadvance Amount is outstanding.”

1.04 Amendment to Section 2.6(a). Section 2.6(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a) Interest Rates. Except as provided in Section 2.6(b), the principal amount of all Obligations (except for the undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate plus the applicable Interest Rate Margin.”

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	2

1.05 Amendment to Section 2.7. Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.7 Designated Account. Borrowers agree to establish and maintain one or more Designated Accounts, each in the name of a single Borrower, for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder and the proceeds of the Term Loan. Unless otherwise agreed by Lender and Borrowers, any Advance requested by Borrowers and made by Lender hereunder shall be made to the applicable Designated Account.”

1.06 Amendment to Section 2.8. Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows:

“2.8 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the “Loan Account”) in which will be recorded the Term Loan, all Advances made by Lender to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Lender for Borrowers’ account, and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.4 and Section 2.5, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers’ account. All monthly statements delivered by Lender to the Borrowers regarding the Loan Account, including with respect to principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.”

1.07 Amendment to Section 2.9. Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.9 Maturity Termination Dates. Lender’s obligations under this Agreement shall continue in full force and effect for a term ending on the earliest of (i) August 9, 2016 (the “Maturity Date”) or (ii) the date Borrowers terminate the Revolving Credit Facility, or (iii) the date the Revolving Credit Facility terminates or the Term Loan is accelerated pursuant to Sections 10.1 and 10.2 following an Event of Default (the earliest of these dates, the “Termination Date”). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. Each Borrower jointly and severally promises to pay the Obligations (including principal, interest, fees, costs, and expenses, including Lender Expenses) in full on the Termination Date (other than the Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement).”

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	3

1.08 Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.11 Termination or Reduction by Borrowers.

(a) Borrowers may terminate the Credit Facility or reduce the Maximum Revolver Amount or prepay the Term Loan at any time prior to the Maturity Date, if they (i) deliver a notice to Lender of their intentions at least ten (10) days prior to the proposed action, (ii) pay to Lender the applicable termination fee, reduction fee or prepayment fee set forth in Schedule 2.12, and (iii) pay the Obligations (other than the outstanding Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement) in full or down to the reduced Maximum Revolver Amount or to the reduced amount of the Term Loan, as applicable. Any reduction in the Maximum Revolver Amount or Term Loan shall be in multiples of $100,000, with a minimum reduction of at least $1,000,000; provided that the aggregate amount of reductions in the Maximum Revolver Amount may not exceed $5,000,000. Each such termination, reduction or prepayment shall be irrevocable. Once reduced, the Maximum Revolver Amount may not be increased. Proceeds of Advances shall not be used by Borrowers to make a prepayment of the Term Loan.

(b) The applicable termination fee, reduction fee and prepayment fee set forth in Schedule 2.12 shall be presumed to be the amount of damages sustained by Lender as a result of an early termination, reduction or prepayment, as applicable and each Borrower agrees that it is reasonable under the circumstances currently existing (including the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Lender hereunder). In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 9.4 and 9.5 hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral during an Insolvency Proceeding. The early termination fee, reduction fee and prepayment fee, as applicable, provided for in Schedule 2.12 shall be deemed included in the Obligations.”

1.09 Amendment to Section 6. Section 6 of the Credit Agreement is hereby amended by deleting Section 6.17 thereto in its entirety.

1.10 Amendment to Section 7.7(a)(ii). Section 7.7(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) make any payment on account of the Seller Subordinated Debt other than Purchase Price Payments as and when required to be paid under the Purchase Agreement, solely to the extent that (a) no Default or Event of Default has occurred and is continuing or will occur as a result of or immediately following any such payment, (b) Borrowers are in compliance with the financial covenants set forth in Section 8 of this Agreement and will remain in compliance immediately following any such payment, (c) Borrowers shall have Liquidity at all times during the preceding thirty (30) day period of at least $25,000,000, (d) Borrowers shall have Liquidity of at least $25,000,000 after giving effect to such payment, (e) the aggregate amount of Purchase Price Payments made by Borrowers pursuant to the Purchase Agreement shall not exceed $2,000,000 and (f) such payments are otherwise permitted pursuant to the terms and conditions of the Seller Subordination Agreement; or”

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	4

1.11 Amendment to Section 7.7(b)(i). Section 7.7(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, and (C) Indebtedness permitted under clauses (c), (e), (f) and (k) of the definition of Permitted Indebtedness;”

1.12 Amendment to Section 7.12(e). Section 7.12(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Reserved.”

1.13 Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended by deleting the phrase “Tontine Subordinated Debt” therein and replacing it with “Seller Subordinated Debt” in lieu thereof.

1.14 Amendment to Section 7.14. Section 7.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.14 Limitation on Issuance of Stock. Except for the issuance or sale of common stock, Permitted Preferred Stock by a Borrower or other Loan Party, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of their Stock.”

1.15 Amendment to Section 8. Section 8 of the Credit Agreement is hereby amended by adding a new subsection (b) thereto to read as follows:

“(b) Stop Loss. IES Renewable will not suffer a Net Loss in excess of $1,000,000, during the one (1) year period beginning on the date the Permitted Acquisition is consummated.”

1.16 Amendment to Schedule 1.1.

(a) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“‘Collateral Assignment of Purchase Agreement’ shall mean that certain Collateral Assignment of Purchase Agreement in form and substance entered into in connection with the Permitted Acquisition, by and among IES Residential, IES Renewable and Lender, as acknowledged and agreed to by certain other Persons party to the Purchase Agreement.”

“‘First Amendment Closing Date’ means February 12, 2013.”

“‘IES Residential’ means IES Residential Inc., a Delaware corporation.”

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	5

“‘IES Renewable’ means IES Renewable Energy, LLC, a Delaware limited liability company.”

“‘Net Loss’ means fiscal year-to-date after-tax net loss from continuing operations as determined in accordance with GAAP.”

“‘Permitted Acquisition’ means the acquisition described in that certain letter agreement dated as of February 8, 2012 by and among Lender and the Loan Parties, to the extent permitted thereunder, and subject to the terms and conditions therein.”

“Purchase Agreement’ means the Purchase Agreement described in that certain letter agreement dated as of February 8, 2012 by and among Lender and the Loan Parties.”

“‘Purchase Price Payments’ shall have the meaning set forth in the Purchase Agreement (as in effect on the First Amendment Closing Date).

“‘Seller Subordinated Debt’ shall mean the “Subordinated Indebtedness” as defined in the Seller Subordination Agreement.”

“‘Seller Subordination Agreement’ shall mean that certain Subordination Agreement entered into in connection with the Permitted Acquisition in form and substance satisfactory to Lender in its sole and absolute discretion, as the same may be amended, amended and restated or otherwise modified from time to time.”

“‘Term Loan’ has the meaning specified therefor in Section 2.2.”

“‘Term Loan Amount’ means $5,000,000.”

“‘Term Loan Maturity Date’ has the meaning specified therefor in Section 2.2.”

(b) Schedule 1.1 of the Credit Agreement is hereby further amended by amending and restating the following defined terms in the appropriate alphabetical order:

“‘Borrowers’ means, jointly and severally, Parent; IES Commercial & Industrial, LLC, a Delaware limited liability company; IES Commercial, Inc., a Delaware corporation; IES Management, LP, a Texas limited partnership; IES Management ROO, LP, a Texas limited partnership; IES Purchasing & Materials, Inc., a Delaware corporation; IES Residential, Inc., a Delaware corporation; Integrated Electrical Finance, Inc., a Delaware corporation, IES Renewable Energy, LLC, a Delaware limited liability company and any other Person that becomes a Borrower pursuant to a joinder agreement entered into pursuant to Section 6.16 hereof.”

“‘Borrowing Base’ means, as of any date of determination, the result of:

(a)	the Accounts Availability Amount, plus:

(b)	the lowest of

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	6

(i) $5,000,000,

(ii) 65% of the Value of Eligible Inventory, or

(iii) 85% times the most recently determined Net Liquidation Percentage times the Value of Eligible Inventory, minus

(c)	the General Reserve, minus

(d)	the Aged Payables Reserve, minus

(e)	the aggregate amount of Reserves, if any, established by Lender, minus

(f)	the outstanding principal balance of the Term Loan.”

“‘Credit Facility’ means the Revolving Credit Facility and the Term Loan.”

“‘Interest Rate Margin’ means,

(a)	with respect to the Term Loan, 6.00 percentage points; and

(b) Otherwise, as of any date of determination (with respect to any portion of the outstanding Advances on such date), the applicable margin set forth in the following table that corresponds to the most recent Liquidity and Fixed Charge Coverage Ratio calculations delivered to Lender pursuant to Section 6.1 and accepted by Lender in its Permitted Discretion; provided, however, that (i) the Interest Rate Margin shall be the margin set forth below as “Level I” for the period from the Closing Date through the thirtieth (30th) day following the date of delivery to Lender of the Liquidity and Fixed Charge Coverage calculation delivered to Lender pursuant to Section 6.1 of the Agreement for the period ending February 28, 2013 and (ii) upon the occurrence and during the continuation of an Event of Default, shall be the margin set forth below as “Level I” until the next Interest Rate Margin Redetermination Date (as defined below).

Level	Liquidity/Excess Availability/Fixed Charge Coverage Ratio	Interest Rate Margin
I	If Liquidity is less than or equal to $20,000,000 at any time during such period OR Excess Availability is less than or equal to $7,500,000 at any time during such period OR Fixed Charge Coverage Ratio is less than 1.0 to 1.0	4.00 percent age points

II	If Liquidity is greater than $20,000,000 at all times during such period and less than or equal to $30,000,000 at any time during such period AND Excess Availability is greater than $7,500,000 at all times during such period AND Fixed Charge Coverage Ratio is 1.0 to 1.0 or greater	3.50 percent age points

III	If Liquidity is greater than $30,000,000 at all times during such period AND Excess Availability is greater than $7,500,000 at all times during such period AND Fixed Charge Coverage Ratio is 1.0 to 1.0 or greater	3.00 percent age points

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	7

Except as set forth in the foregoing proviso, the Interest Rate Margin shall be re-determined quarterly on the first Business Day of each calendar quarter (such date being the “Interest Rate Margin Redetermination Date”) based upon the Liquidity and Fixed Charge Coverage Ratio for the immediately preceding calendar quarter. In the event that the information contained in any certificate delivered pursuant to Section 6.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Interest Rate Margin for any period than the Interest Rate Margin actually applied for such interest rate period, then (i) Borrowers shall immediately deliver to Lender a correct certificate for such period, (ii) the Interest Rate Margin shall be determined as if the correct Interest Rate Margin (as set forth in the table above) were applicable for such period, and (iii) Borrowers shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for such interest rate period, which payment shall be promptly applied by Lender to the affected Obligations. In the event that the information contained in any certificate delivered pursuant to Section 6.1 of the Agreement reflects that an Event of Default existed as of the Interest Rate Margin Redetermination Date, (i) the Interest Rate Margin shall be determined as if the Interest Rate Margin set forth above as “Level I” were applicable as the first date of the existence of such Event of Default and (ii) Borrowers shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for such interest rate period, which payment shall be promptly applied by Lender to the affected Obligations. In the event the Borrowers fail to timely deliver any certificate, report or other documentation necessary for determination of the Interest Rate Margin, the Interest Rate Margin shall be the margin set forth above as “Level I” from the date of such failure until the next Interest Rate Margin Redetermination Date.”

“‘Loan Documents’ means this Agreement, any Borrowing Base Certificate, the Control Agreements, the Cash Management Documents, the Guaranty, the Federal Insurance and Liberty Mutual Intercreditor; the Chartis Intercreditor, the Letters of Credit, each Patent and Trademark Security Agreement, any Copyright Security Agreement, the Seller Subordination Agreement, the Collateral Assignment of Purchase Agreement, any note or notes executed by any Borrower in connection with this Agreement and payable to Lender, any Letter of Credit Applications and other Letter of Credit Agreements entered into by any Borrower in connection with this Agreement, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and Lender in connection with this Agreement, but specifically excluding all Hedge Agreements.”

“Maximum Revolver Amount’ shall mean $30,000,000, less the outstanding principal balance of the Term Loan, less permanent reductions in such amount made in accordance with Section 2.11.”

“‘Obligations’ means (a) all loans (including the Term Loan and the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	8

(irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description in each case owing by any Loan Party to Lender or its Affiliates or any Bank Product Provider or its Affiliates pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that any Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.”

(c) The definition of “Eligible Accounts” in Schedule 1.1 of the Credit Agreement is hereby amending by amending and restating clause (w) thereto in its entirety to read as follows:

“(w) Accounts acquired in connection with the Permitted Acquisition, until the completion of an examination of such Accounts, in each case, reasonably satisfactory to Lender;”

(d) The definition of “Permitted Disposition” in Schedule 1.1 of the Credit Agreement is hereby amending by amending and restating clause (f) thereto in its entirety to read as follows:

“(f) Dispositions consisting of Accounts due to IES Residential that are waived, released and forgiven pursuant to and in accordance with the terms and conditions of the Purchase Agreement (as in effect on the First Amendment Closing Date);”

(e) The definition of “Permitted Indebtedness” in Schedule 1.1 of the Credit Agreement is hereby amending by amending and restating clause (h) thereto in its entirety to read as follows:

“(h) Indebtedness consisting of the Seller Subordinated Debt;”

(f) Schedule 1.1 of the Credit Agreement is hereby further amended by deleting the following definitions thereto in their entirety: “Tontine Lenders;” “Tontine Note;” “Tontine Subordinated Debt;” and “Tontine Subordinated Debt Documentation.”

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	9

1.17 Amendment to Schedule 2.12. Schedule 2.12 of the Credit Agreement is hereby amended by amending and restating subsection (c) (“Termination and Reduction Fees”) thereto in its entirety to read as follows:

“‘(c) Termination, Reduction and Prepayment Fees. If (i) Lender terminates the Revolving Credit Facility after the occurrence of an Event of Default, (ii) Borrowers terminate the Revolving Credit Facility on a date prior to the Maturity Date, (iii) Borrowers reduce the Maximum Revolver Amount or if Borrowers and Lender agree to reduce the Maximum Revolver Amount, or (iv) Borrowers prepay all or any portion of the Term Loan, then Borrowers shall pay Lender as liquidated damages (and not as a penalty) a termination, reduction, or prepayment fee in an amount equal to a percentage of the Maximum Credit in the case of a termination of the Revolving Credit Facility, a percentage of the amount of reduction of the Maximum Revolver Amount in the case of a reduction in the Maximum Revolver Amount or a percentage of the amount of prepayment of the Term Loan, as the case may be) calculated as follows: (A) two percent (2.00%) if the termination, reduction, or prepayment occurs on or before February 28, 2014 and (B) one percent (1.00%) if the termination, reduction, or prepayment occurs after February 28, 2014; provided, however, for the avoidance of doubt, no prepayment fee shall be due in connection with the payment of the final installment of the Term Loan on the Term Loan Maturity Date. If, with the consent of Lender (which consent may be withheld by Lender in its sole discretion), the Credit Facility is transferred to another Subsidiary or operating division of Lender within eighteen (18) months after the Closing Date, such transfer shall not be deemed a termination, reduction or prepayment resulting in the payment of termination reduction or prepayment fees provided that Borrowers agree, at the time of transfer, to the payment of comparable fees in an amount not less than that set forth in this Agreement in the event that any credit facilities extended after such transfer are thereafter terminated early, reduced or prepaid.”

1.18 Amendment to Exhibit A. Exhibit A to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto.

1.19 Amendment Exhibit E. Exhibit E to the Credit Agreement is hereby amended by amending Schedules 5.1(b) (solely with respect to the first page thereto), 5.7(b), 5.15, 5.17, 5.19, 5.29 and 5.33 thereto in the form of such schedules attached as Exhibit B hereto.

ARTICLE II

JOINDER, ASSUMPTION AND CONSENT

2.01 Joinder to the Credit Agreement and Loan Documents. New Borrower hereby joins in, assumes, adopts and becomes a co-borrower and a co-obligor with respect to all Obligations (irrespective of when such Obligations first arose) under the Credit Agreement and all of the other Loan Documents. Without limiting the foregoing, New Borrower hereby agrees to (i) all of the terms and conditions contained in the Credit Agreement and the other Loan Documents with the same legal effect as if it was an original signatory thereto, including, without limitation, (x) all of the representations and warranties of the Borrowers and all of the covenants, each as set forth in the Credit Agreement (y) the grant to Lenders of a continuing general lien upon, and security interest in, all of the Collateral in which New Borrower has rights as security for the Obligations as though it were an original signatory party to the Credit Agreement, and New Borrower authorizes Lender to file UCC financing statements to evidence the same, which financing statements may identify the Collateral as “all assets” or “all personal property” or words of like import and (z) the promises to pay all Obligations in full when due in accordance with the Credit Agreement and the other Loan Document. Further, New Borrower agrees that the Obligations are performable in accordance with their terms, without setoff, defense, counter-claim or claims in recoupment.

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	10

2.02 Consent. Each Existing Borrower, Guarantor and Lender consent to the joinder of New Borrower to the Credit Agreement and all of the other Loan Documents, as more fully described above.

ARTICLE III

NO WAIVER

3.01 No Waiver. Nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between any Loan Party and Lender, and the failure of Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between any Loan Party and Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a) Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel:

(i) a Term Note, duly executed by each Borrower;

(ii) an Amended and Restated Revolving Note, duly executed by each Borrower;

(iii) a Pledged Interest Addendum duly executed by IES Residential, together with the certificates representing the Pledged Interests for New Borrower and such other items required pursuant to Section 5.26(d) of Exhibit D to the Credit Agreement;

(iv) an opinion of each Loan Party’s outside counsel;

(v) Lender shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, (iv) representing and warranting that such Loan Party’s Governing Documents have not been amended or otherwise modified since August 9, 2012 (or attaching and attesting to any such amendments or modifications thereto as true, correct and complete as of the date thereof) and (v) attesting to a certificate of status with respect to each Loan Party, dated within 10 days of the First Amendment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	11

(vi) a payoff letter executed by the Tontine Lenders with respect to the amount necessary to repay in full all of the Indebtedness of the Borrowers and their Subsidiaries owing to Tontine Lenders, which shall further include an obligation by Tontine to send Borrowers and Lender a written acknowledgment confirming such Indebtedness has been paid in full promptly upon receipt of all payoff funds;

(vii) a $200,000 commitment fee, paid in immediately available funds, which shall be deemed fully earned and non-refundable upon such receipt;

(viii) evidence that Borrowers shall have Excess Availability of at least $12,500,000 after giving effect to (a) the funding of the Term Loan hereunder, (b) the payment of all fees and expenses required to be paid by Borrowers on the First Amendment Closing Date under this Amendment and (c) the full and complete payment of all Tontine Subordinated Debt;

(ix) Lender shall have received evidence of a UCC-1 filing of financing statement with respect to New Borrower; and

(x) Lender shall have received all other documents Lender may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby and Borrowers shall have paid Lender all Lender Expenses incurred prior to or in connection with the preparation of this Amendment.

(b) After giving effect to this Amendment, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.

(c) After giving effect to this Amendment, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.

(d) After giving effect to this Amendment, no Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Amendment.

(e) All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Lender and its counsel.

(f) Lender shall have received final credit approval for the Credit Facility and the transactions described in this Amendment.

4.02 Conditions Subsequent. Borrowers shall cause the following conditions subsequent to be satisfied in full, in a manner satisfactory to Lender, on or before the date set forth below (the failure by the Borrowers to satisfy such conditions subsequent shall constitute an Event of Default under the Credit Agreement):

(a) Prior to 5:00 P.M. Central Standard Time on February 13, 2012, Lender shall have received the written confirmation from Tontine that all Indebtedness owing to Tontine has been paid in full;

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	12

(b) Prior to the earlier occur of (i) ten (10) days after the consummation of the Permitted Acquisition or (ii) February 28, 2013, Lender shall have received (x) updated disclosure schedules to the Credit Agreement approved by Lender and (y) an updated Information Certificate approved by Lender, in each case, reflecting the existence of New Borrower and, if applicable, the consummation of the Proposed Transaction, all of which shall automatically (and without further documentation) become and be deemed a part of the Credit Agreement.

(c) Prior to February 28, 2013, Lender shall have completed Patriot Act searches, OFAC/PEP searches and customary background checks with respect to New Borrower, the results of which shall be satisfactory to Lender; and

(d) Prior to March 8, 2013, Borrowers, Lender and Capital Premium Finance LLC shall have entered into a letter agreement in connection with Indebtedness owed by Borrowers to Capital Premium Finance LLC, in form and substance acceptable for such Indebtedness to constitute Permitted Insurance Premium Financing Indebtedness;

ARTICLE V

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Loan Parties hereby agree that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Loan Parties and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties. Each Loan Party hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (A) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which will have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect; (D) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; (G) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (H) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	13

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

6.02 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

6.03 Expenses of Lender. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender’s legal counsel.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	14

6.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.

6.11 Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

6.12 Consent of Guarantor. The undersigned Guarantors hereby (a) consent to the transactions contemplated by this Amendment; and (b) agree that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each undersigned Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Each of the undersigned acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned’s liability under such documents, that the undersigned’s consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Term Loan, the Credit Agreement or any of the other Loan Documents.

[Remainder of page intentionally left blank]

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT	15

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

NEW BORROWER:

IES RENEWABLE ENERGY, LLC

By:	/s/ William E. Wilks, II

Name: William E. Wilks, II
Title: Vice President

EXISTING BORROWERS:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: Senior Vice President

IES COMMERCIAL & INDUSTRIAL, LLC

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES COMMERCIAL, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: Vice President

IES PURCHASING & MATERIALS, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES RESIDENTIAL, INC.

By	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

INTEGRATED ELECTRICAL FINANCE, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES MANAGEMENT, LP

By: INTEGRATED ELECTRICAL FINANCE, INC., its General Partner

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES MANAGEMENT ROO, LP

By: IES OPERATIONS GROUP, INC., its General Partner

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

GUARANTORS:

IES CONSOLIDATION, LLC

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES SHARED SERVICES, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES PROPERTIES, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

KEY ELECTRICAL SUPPLY, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: Vice President

IES TANGIBLE PROPERTIES, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

IES OPERATIONS GROUP, INC.

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

ICS HOLDINGS LLC

By:	/s/ Robert W. Lewey

Name: Robert W. Lewey
Title: President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Howard I. Handman

Name: Howard I. Handman
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT]

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

[See Attached]

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

EXHIBIT B

AMENDMENTS TO INFORMATION CERTIFICATE SCHEDULES

[See Attached]

IES – FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT